EE16 Series

Humidity / Temperature Transmitter for HVAC Applications

EE16 transmitters are the ideal solution for accurate measurement of relative humidity and temperature at a reasonable price in HVAC applications. The appropriate filter cap enables employment in heavily polluted environment.

The new developed E+E humidity sensors HC101 guarantee excellent long term stability and resistance against chemical pollutants. Their excellent reproducibility allows a simple low-cost-one-point calibration for very good accuracy over the entire working range.

EE16 transmitters are available as wall or duct mounted, with current or voltage output signals.


EE16

Typical Applications

- building-automation
- storage rooms
- climate and ventilation control

Features

- excellent price/performance ratio
- wettable
- long term stable

Technical Data

Measuring values

Relative Humidity

Sensor	HC101	
Output appropriate 0...100% RH	0-10 V	-1 mA < I_L < 1 mA
	4-20 mA (two wire)	R_L < 500 Ohm
Working range[1]	10...95% RH	
Accuracy at 20 degC	±3% RH	
Temperature dependence at 45% RH	typ. -0.05% RH/degC	

Temperature

Sensor	Pt1000 (class A, DIN EN 60751)	
Output appropriate 0...50 degC	0-10 V	-1 mA < I_L < 1 mA
	4-20 mA (two wire)	R_L < 500 Ohm
Accuracy at 20 degC	±0.5 degC	

General

Supply voltage		
for 0 - 10 V	15 - 35V DC or 24V AC ±20%	
for 4 - 20 mA	10V + R_L x 20 mA < Uv < 35V DC	
Current consumption	for DC supply	typ. 8 mA
	for AC supply	typ. 20 mA_{eff}
Electrical connection	screw terminals max. 1.5 mm²	
Housing / protection class	Polycarbonat / IP65	
Cable gland	M16	
Sensor protection	membrane filter, sintered bronze filter or metal grid filter	
Electromagnetic compatibility	EN 61000-6-1	EN 61326-1+A1+A2 CE
	EN 61000-6-3	
Temperature range	working temperature:	-5...+50 degC
	storage temperature:	-25...+60 degC

1) Refer to the working range of the humidity sensor HC101!

Housing Dimensions (mm)

Type A


37,2
80
A
32
80
Ø12

Type B


Ø12
32
A
37,2
80
80

Connection Diagram

EE16-FT3xxx


power supply
15...35V DC
19...29V AC
V+
GND
RH
T
V
V
1
2
3
4

EE16-FT6xxx


power supply
20...35V DC; R_L<500 Ohm
11...35V DC; R_L<50 Ohm
V+
RH
T
mA
mA
1
2
3

EE16-F3xxx


power supply
15...35V DC
19...29V AC
V+
GND
RH
V
1
2
3

EE16-F6xxx


power supply
20...35V DC; R_L<500 Ohm
11...35V DC; R_L<50 Ohm
V+
RH
mA
1
2

EE16-FP3xxx


power supply
15...35V DC
19...29V AC
V+
GND
RH
V
Ω
T passive
T passive
1
2
3
4
5

EE16-FP6xxx


power supply
20...35V DC; R_L<500 Ohm
11...35V DC; R_L<50 Ohm
V+
RH
mA
Ω
T passive
T passive
1
2
3
4

Ordering Guide

MODEL	OUTPUT	T-Sensor (only model FP)	HOUSING	PROBE LENGHT (according to "A")	FILTER
humidity + temperature (FT) humidity (F) humidity + temperature passive (FP)	0-10V (3) 4-20 mA (6)	Pt 100 DIN A (A) Pt 100 DIN B (B) Pt 1000 DIN A (C) Pt 1000 DIN B (D) others on request	wall mounting (A) duct mounting (B)	50 mm (2) 200 mm (5)	membrane filter (1) sintered bronze filter (2) metal grid (6)
EE16-					

Order Example

EE16-F3A21

model:	humidity transmitter
output:	0-10V
housing:	wall mounting
probe lenght:	50 mm
filter:	membrane filter